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                                                                     Exhibit 4.1
                                                                  EXECUTION COPY

                                  Medarex, Inc.

                     4.25% Convertible Senior Notes due 2010

                                    ---------

                               Purchase Agreement

                                                                   July 17, 2003

Goldman, Sachs & Co.,
UBS Securities LLC,
   J.P. Morgan Securities Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

         Medarex, Inc., a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of $100,000,000 principal amount of the 4.25% Convertible Senior Notes due 2010 ("Convertible Notes"), convertible into shares of Common Stock, $0.01 par value per share ("Stock"), of the Company specified above (the "Firm Securities") and, at the election of the Purchasers, up to an aggregate of $25,000,000 additional aggregate principal amount of the Convertible Notes (the "Optional Securities") (the Firm Securities and the Optional Securities which the Purchasers elect to purchase pursuant to Section 2 hereof are herein collectively called the "Securities").

         1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

         (a) A preliminary offering circular, dated July 17, 2003 (the "Preliminary Offering Circular"), and an offering circular, dated July 17, 2003 (the "Offering Circular"), have been prepared, and together with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, which are attached to and made a part of the Offering Circular, are being furnished in connection with the offering of the Securities and shares of the Stock issuable upon conversion thereof. Any reference to the Preliminary Offering Circular or the Offering Circular shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the "Commission") pursuant to
Section 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Circular or the Offering Circular, as the case

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may be, and any reference to the Preliminary Offering Circular or the Offering
Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any Additional Issuer Information (as defined in Section 5(f)) furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports". The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder in effect on such dates. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

         (b) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development, involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular;

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

         (d) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Stock initially issuable upon conversion of the Securities ("Conversion Stock") have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Stock contained in the Offering Circular; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued,

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are fully paid and non-assessable and (except for directors' qualifying shares)
are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, security interests, equities or claims;

         (e) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of July 23, 2003 (the "Indenture") between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (f) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System;

         (g) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

         (h) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement (as hereinafter defined in Section 1(s) hereof), the Pledge Agreement (as hereinafter defined in Section 1(t) hereof) and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not have a material adverse effect on the business, results of operation or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Pledge Agreement or the Indenture, except for the filing of a notice on Form D and a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the "Act"), pursuant to Regulation D promulgated under the Act and Section 5(l) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under

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state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

         (i) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

         (j) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities and the Stock, under the caption "Certain United States Federal Income Tax Consequences", and under the caption "Plan of Distribution" (other than the statements made therein in conformity with and in reliance on written information furnished by the Purchasers expressly for use therein) and "Risk Factors -- We depend on our patents and proprietary rights" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the captions "Business -- Intellectual Property" and "-- Regulatory Issues", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

         (k) Other than as set forth in the Offering Circular, there are no court, arbitration, legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, shareholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (l) When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

         (m) The Company is subject to Section 13 or 15(d) of the Exchange Act;

         (n) The Company is not, and after giving effect to the offer and sale of the Securities will not be, an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

         (o) Neither the Company, nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act;

         (p) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or

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indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

         (q) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (r) Ernst & Young LLP, who have audited certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (s) The Registration Rights Agreement between the Company and the Purchasers to be dated as of July 23, 2003 (the "Registration Rights Agreement") has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Purchasers), will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Registration Rights Agreement will conform in all material respects to the description thereof in the Offering Circular;

         (t) The Pledge Agreement between the Company and the Trustee, as collateral agent, to be dated as of July 23, 2003 (the "Pledge Agreement") has been duly authorized and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Pledge Agreement will conform in all material respects to the description thereof in the Offering Circular. Upon the Company's purchase of the Pledged Securities (as defined in the Pledge Agreement), the Company will be the sole beneficial owner of the Pledged Securities and no lien, encumbrance, equity or claim will exist upon such Pledged Securities (and no right or option to acquire the same will exist in favor of any other person or entity), except for the pledge and security interest in favor of the Trustee for the ratable benefit of the holders of the Securities to be created or provided for in the Pledge Agreement, which pledge and security interest will constitute a first priority perfected pledge and security interest in and to all of the Pledged Securities;

         (u) No holder of any security of the Company (other than the Securities and the Conversion Stock) has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement, the Pledge Agreement or the Registration Rights Agreement other than any such right that has been expressly waived in writing;

         (v) The Company and its subsidiaries own or possess or can acquire on reasonable terms adequate licenses or other rights to use the patents and patent applications, copyrights, trademarks, service marks, trade names, technology and know-how (including trade secrets and other unpatented

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and/or unpatentable proprietary rights) necessary in any material respect to conduct their business in the manner described in the Offering Circular (collectively, the "Company Intellectual Property"); and except as disclosed in the Offering Circular, neither the Company nor any of its subsidiaries has received any notice of infringement (and the Company does not know of any such infringement) of asserted rights of others with respect to the Company Intellectual Property, which would reasonably be expected to result in any Material Adverse Effect;

         (w) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their business as presently conducted, including without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA"), the Nuclear Regulatory Commission (the "NRC") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances, except where the failure to possess such certificates, authorizations and permits would not, singly or in the aggregate, have a Material Adverse Effect; neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect; the Company and its subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as currently conducted, including without limitation, all regulations prescribed by the FDA, the NRC or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, biohazardous substances or radioactive materials, except where noncompliance would not, singly or in the aggregate, have a Material Adverse Effect; and to the knowledge of the Company, other than as set forth in the Offering Circular, no prospective change in any applicable federal, state, local or foreign laws, rules or regulations has been adopted which, when made effective, would have a Material Adverse Effect;

         (x) Each contract, agreement and license set forth in Annex II hereto is legal, valid, binding, enforceable, and in full force and effect against the Company or its subsidiary party thereto, as the case may be, and to the knowledge of the Company, each other party thereto; neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any other party is in breach or default with respect to any such contract, agreement or license, which breach or default could reasonably be expected to have a Material Adverse Effect, and, to the Company's knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach or default which would reasonably be expected to have a Material Adverse Effect, or permit the termination, material modification, or acceleration of a material obligation, under any such contract, agreement or license; and neither the Company nor any of its subsidiaries has received or given any notice that it or any party has repudiated any material provision of any such contract, agreement or license; and

         (y) None of the Company or any of its subsidiaries is in violation of any statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances ("Environmental Laws"), is to its knowledge liable for any off-site disposal or contamination pursuant to any Environmental Laws and is subject to any claim relating to any Environmental Laws in any such case the effect of which would result in a Material Adverse Effect; hazardous or toxic substances include (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and

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Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto, and (b) in the event and to the extent that the Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the aggregate principal amount of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractions of $1,000) determined by multiplying such aggregate principal amount of Optional Securities by a fraction, the numerator of which is the maximum aggregate principal amount of Optional Securities which such Purchaser is entitled to purchase as set forth opposite the name of such Purchaser in Schedule I hereto and the denominator of which is the maximum aggregate principal amount of Optional Securities which all of the Purchasers are entitled to purchase hereunder.

         The Company hereby grants to the Purchasers the right to purchase at their election up to $25,000,000 aggregate principal amount of Optional Securities, at the purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of securities in excess of the aggregate principal amount of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate principal amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section (4) hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

         (a) It will offer and sell the Securities only to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A;

         (b) It is an "accredited investor" within the meaning of Rule 501 under the Act; and

         (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

         4. (a) The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf

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of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on July 23, 2003, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by the Purchasers in the written notice given by Goldman, Sachs & Co. of the Purchasers' election to purchase such Optional Securities, or such other time and date as the Purchasers and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Time of Delivery", such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

         (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 7 hereof, will be delivered at such time and date at the offices of Sullivan & Cromwell LLP, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5.  The Company agrees with each of the Purchasers:

         (a) To prepare the Offering Circular in a form approved by you; to make no amendment or any supplement to the Offering Circular which shall be disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Purchasers with five (5) copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the

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accountants, and additional written and electronic copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) During the period beginning from the date hereof and continuing until the date 90 days after the date of this Agreement, not to directly or indirectly offer, sell contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Securities or the Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than as expressly disclosed in the Offering Circular or pursuant to employee stock option and purchase plans existing on, or upon the conversion or exchange of convertible, exercisable or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

         (e) Not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

         (f) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

         (g) If requested by you, to use its best efforts to cause such Designated Securities to be eligible for the PORTAL(R) trading system of the National Association of Securities Dealers, Inc.;

         (h) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

         (i) During a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders of the Company, and to (i) deliver or make available to you (either in paper copies or, to the extent that information is filed electronically, electronically) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities

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exchange on which the Securities or any class of securities of the Company is listed; and (ii) deliver to you such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

         (j) During the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

         (k) Pursuant to the Registration Rights Agreement, the Company shall file within 90 days and use its best efforts to cause to be declared or become effective under the Act, on or prior to 210 days after the Time of Delivery, a registration statement on Form S-3 providing for the registration resale of the Securities and the Conversion Stock;

         (l) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

         (m) To reserve and keep available at all times, free of preemptive rights, shares of Stock for the purpose of enabling the Company to satisfy any obligations to issue Conversion Stock;

         (n) To use its best efforts to list for quotation, subject to notice of issuance, the Conversion Stock on the Nasdaq National Market System ("NASDAQ"); and

         (o) To cause each executive officer or director of the Company to execute and deliver an agreement substantially to the effect set forth in
Section 5(d) hereof in form previously delivered to you.

         6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and the shares of Stock issuable upon conversion of the Securities; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Pledge Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities and the shares of Stock issuable upon conversion of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) the cost of preparing the Securities; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 12 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer and income taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) Sullivan & Cromwell LLP, counsel for the Purchasers, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the Securities, Stock issuable upon conversion of the Securities, the Indenture, this Agreement, the Offering Circular and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (b) Satterlee Stephens Burke & Burke LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

             (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

             (ii) The Company has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the shares of Stock initially issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture, will be duly and validly issued and fully paid and non-assessable, and will conform to the description of the Stock contained in the Offering Circular;

             (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

             (iv) Each domestic subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are held of record by the Company, free and clear of all liens, encumbrances, security interests, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

             (v) The Company and its domestic subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances, security interests and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its domestic subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

             (vi) To the best of such counsel's knowledge and other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its domestic subsidiaries is a party or of which any property of the Company or any of its domestic subsidiaries is the subject which, if determined adversely to the Company or any of its domestic subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its domestic subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

             (vii) This Agreement has been duly authorized, executed and delivered by the Company;

             (viii) The Securities have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Securities and the Indenture conform in all material respects to the summary descriptions thereof in the Offering Circular;

             (ix) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether asserted in an action at law or in equity);

             (x) The Registration Rights Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether asserted in an action at law or in equity); and the Registration Rights Agreement conforms in all material respects to the summary thereof in the Offering Circular;

             (xi) The Pledge Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether asserted in an action at law or in equity) and; and the Pledge Agreement conforms in all material respects to the summary thereof in the Offering Circular, without expressing any opinion as to the priority of the security interest created under the Pledge Agreement;

             (xii) The issue and sale of the Securities being delivered to the Purchasers at such Time of Delivery and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, the Registration Rights Agreement and the Pledge Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to any of the Company's filings with the Commission to which the Company or any of its domestic subsidiaries is a party or by which the Company or any of its domestic subsidiaries is bound or to which any of the property or assets of the Company or any of its domestic subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their material properties;

             (xiii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities being issued at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement or the Pledge Agreement, except such as may be required under the Act in connection with the Securities and the Conversion Stock and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase, offer and sale of the Securities by the Purchasers;

             (xiv) The statements set forth in the Offering Circular under the captions "Description of Notes" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Securities, and the Stock, under the caption "Certain Federal United States Income Tax Consequences", and under the caption "Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

             (xv) The Exchange Act Reports (other than the financial statements and related notes thereto and schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the applicable rules and regulations of the Commission thereunder as then in effect; and nothing has come to the attention of such counsel to lead them to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (with respect to the statements in the Exchange Act Reports relating to patent matters and the description or summaries of federal statutes, laws, regulations or procedures under the Federal Food, Drug and Cosmetic Act, the Prescription Drug User Fee Act, the Public Heath Service Act and the United States Food and Drug Administration regulations concerning its regulation of drugs or biological products, such counsel shall be entitled to rely in rendering the opinion in this clause upon the opinions of counsel set forth in Sections 7(d) and (e) hereof, respectively, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

             (xvi) Assuming the truth, accuracy and completeness of the Purchasers' representations set forth in this Agreement, no registration of the Securities under the Act, and no qualification of an indenture under the United States Trust Indenture Act of 1939 with respect thereto, is required for the offer, sale and initial resale of the Securities by the Purchasers in the manner contemplated by this Agreement and the Offering Circular;

             (xvii) Nothing has come to the attention of such counsel that would lead them to believe that the Offering Circular and any further amendments or supplements thereto made by the Company prior to the Time of Delivery (other than the financial statements and related notes thereto and schedules and matters which are the subject of the audit opinion included therein, as to which such counsel need express no opinion) contained as of its date or contains as of the Time of Delivery an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (with respect to the statements in the Offering Circular relating to patent matters and the description or summaries of federal statutes, laws, regulations or procedures under the Federal Food, Drug and Cosmetic Act, the Prescription Drug User Fee Act, the Public Heath Service Act and the United States Food and Drug Administration regulations concerning its regulation of drugs or biological products, such counsel shall be entitled to rely in rendering the opinion in this clause upon the opinions of counsel set forth in Sections 7(d) and (e) hereof, respectively, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions);

             (xviii) The Company is not, and after giving effect to the offer and sale of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

             (xix) The provisions of the Pledge Agreement are sufficient to create in favor of the Trustee for the ratable benefit of the holders of Securities the security interest purported to be created therein in all right, title and interest in and to the Pledged Securities that from time to time are transferred to the Trustee on behalf of the holders of Securities and the proceeds thereof received from time to time by the Trustee to the extent a security interest in the Pledged Securities may be created therein under Article 9 of the UCC; and

             (xx) The security interest of the Trustee in the Pledged Securities, initially consisting of Government Securities (as defined in the Indenture), created pursuant to the Pledge Agreement, upon transfer of such Pledged Securities to the Trustee for the benefit of the holders of Securities, will be a perfected security interest.

         (c) W. Bradford Middlekauff, general counsel of the Company, shall have furnished to the Purchasers his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws;

         (d) Lahive & Cockfield, Darby & Darby P.C. and Dorsey & Whitney LLP, outside patent counsel for the Company, collectively shall have furnished to the Purchasers their written opinions, dated such Time of Delivery, in form and substance satisfactory to you, substantially to the effect that:

             (i) Such counsel is unaware of any facts which would preclude the Company from having clear title to any of the Company's patents and patent applications except as described in the Offering Circular. To the best of its knowledge, such counsel and the Company have complied with the required duty of candor and good faith in dealing with the U.S. Patent and Trademark Office (the "PTO"), including the duty to disclose to the PTO all information believed to be material to the patentability of the Company's pending U.S. patent applications scheduled by such counsel. Such counsel has no knowledge of any facts that would form the basis for a belief that the Company lacks any rights or licenses to use all patents and patent applications, trade secrets, trademarks, service marks, other distinctive indicia of origin, internet domain names, copyrights, rights of publicity, industrial design registrations and invention disclosure or other proprietary information or materials necessary to conduct the business now conducted by the Company as described in the Offering Circular, except as described in the Offering Circular. Such counsel has no knowledge of any facts which would form a basis for a belief that any of the patents scheduled by such counsel would necessarily be determined to be unenforceable or invalid except as described in the Offering Circular. Such counsel have no knowledge of any facts which would form a basis for a belief that any of the patent applications scheduled by such Counsel do not contain patentable subject matter, except as described in the Offering Circular. Such counsel knows of no pending or threatened action, suit, proceeding or claim by others that the Company is infringing any patent, trade secrets, trademarks, service marks, other distinctive indicia of origin, internet domain names, copyrights, rights of publicity, industrial design registrations and invention disclosure or other proprietary information or materials which could result in any material adverse effect on the Company, except as described in the Offering Circular;

             (ii) To the knowledge of such counsel the Company is or in due course will be identified in the records of the PTO as the holder of record of the U.S. patents and patent applications listed in such counsel's schedule as owned by it; the Company is or in due course will be listed in the records of corresponding foreign agencies with respect to the foreign counterparts of the foregoing as listed in the Patent Schedule; and the patents and patent applications listed in the such counsels' schedule as owned by it have been or in due course will be assigned to the Company;

             (iii) To the knowledge of such counsel, there are no claims of third parties to any ownership interest or lien with respect to any of the Company's patents or patent applications, trade secrets, trademarks, service marks, other distinctive indicia of origin, internet domain names, copyrights, rights of publicity, industrial design registrations and invention disclosure or other proprietary information or materials or for any such patents or patent applications, trade secrets, trade marks, service marks or other proprietary information or materials licensed by the Company from third parties;

             (iv) To the knowledge of such counsel, neither the Company nor any of its subsidiaries is infringing or otherwise violating any valid and enforceable patents, trade secrets, trademarks, service marks, other distinctive indicia of origin, internet domain names, copyrights, rights of publicity, industrial design registrations and invention disclosure or other proprietary information or materials, of others. To the knowledge of such counsel, there are also no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks, other distinctive indicia of origin, internet domain names, copyrights, rights of publicity, industrial design registrations and invention disclosure or other proprietary information or materials which in the judgment of such counsel could affect materially the use thereof by the Company;

             (v) To the knowledge of such counsel, there are no legal or governmental proceedings pending against the Company relating to patents, trade secrets, trademarks, service marks or other proprietary information or materials, other than PTO review of pending applications for patents, including appeal and reissue proceedings, and, to the best knowledge of such counsel, no such proceedings are threatened or contemplated by governmental authorities or others;

             (vi) To the knowledge of such counsel, there are no contracts or other documents material to the Company's patents other than those described in the Offering Circular;

             (vii) Although such counsel has not verified the accuracy or completeness of the statements contained in the sections of the Offering Circular, nothing has come to the attention of such counsel that would form a basis for a belief that, with respect to the Offering Circular under the caption "Risk Factors -- We depend on our patents and proprietary rights" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the caption "Business -- Intellectual Property" or any further amendment thereto made by the Company prior to such Time of Delivery contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

             (viii) Such counsel have verified the accuracy and completeness of the statements, as of the date thereof, contained in the 10-K under the heading "Business--Intellectual Property" concerning the patents and patent applications purported to be owned by the Company listed in such counsel's schedule;

         provided, however, that with respect to each such opinion, Dorsey & Whitney shall be entitled to omit any phrases appearing above in italics.

         (e) Covington & Burling, special counsel for the Company, shall have furnished to the Purchasers their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that the statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 under the captions "Business -- Regulatory Issues", "Risk Factors -- We are subject to extensive and costly government regulation" and "Risk Factors -- If we or our manufacturing partners do not obtain or maintain current Good Manufacturing Practices, we may not be able to commercialize our product candidates", "Risk Factors - We do not have, and may never obtain, the regulatory approvals we need to market our product candidates", and "Risk Factors - Even if approved, our products will be subject to extensive post-approval regulation" summarize the provisions of the Federal Food, Drug and Cosmetic Act, the Prescription Drug User Fee Act and the Public Health Service Act and the rules and regulations thereunder that are material to the Company's business and, insofar as they purport to describe the provisions of the laws and regulations referred to therein, are accurate, complete and fair.

         (f) On the date of the Offering Circular prior to the execution of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

         (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the sale and delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

         (h) On or after the date hereof and at or prior to such Time of Delivery there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in your judgment makes it impracticable or inadvisable to proceed with the sale and delivery of the Securities on the terms and in the manner contemplated in the Offering Circular; or (v) the occurrence of any other calamity or crisis or any change in the existing, financial, political or economic conditions in the United States or elsewhere which, in your judgment, would materially and adversely affect the financial markets or the markets for the Securities and other debt securities or the market for equity securities;

         (i) The Securities have been designated for trading on PORTAL;

         (j) The Conversion Stock shall have been duly listed, subject to notice of issuance, on NASDAQ;

         (k) The Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company;

         (l) The Pledge Agreement shall have been duly authorized, executed and delivered by the Company;

         (m) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request; and

         (n) The Company shall have obtained and delivered to the Purchasers executed copies of agreements from each executive officer or director of the Company, substantially to the effect set forth in Section 5(d) hereof in form and substance satisfactory to you.

         8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

         (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the

Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts received by the Purchasers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

         9. (a) If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for such Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Purchasers imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us six (6) counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,

                                        Medarex, Inc.

                                        By:  ...................................
                                             Name:
                                             Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
UBS Securities LLC
J.P. Morgan Securities Inc.

By:  ................................
          (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                                            Principal Amount of
                                                               Principal Amount of Firm    Optional Securities to
                                                                   Securities to be       be Purchased if Maximum
                                                                       Purchased              Option Exercised
                                                                       ---------              ----------------
                          Purchaser
                          ---------
Goldman, Sachs & Co. ........................................        $ 84,200,000                 $21,050,000
UBS Securities LLC ..........................................          10,500,000                   2,625,000
J.P. Morgan Securities Inc. .................................           5,300,000                   1,325,000
                  Total .....................................        ------------                 -----------
                                                                     $100,000,000                 $25,000,000
                                                                     ============                 ===========

                                                                         ANNEX I

         Pursuant to Section 7(f) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

                (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable published rules and regulations thereunder;

                (ii) In our opinion, the consolidated financial statements and financial statement schedules audited by us and included in the Offering Circular comply as to form in all material respects with the applicable requirements of the Exchange Act and the related published rules and regulations;

                (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

                (iv) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                      (A) the unaudited consolidated statements of income,
                  consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Offering Circular;

                      (B) any other unaudited income statement data and balance
                  sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Offering Circular;

                      (C) the unaudited financial statements which were not
                  included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Offering Circular;

                      (D) any unaudited pro forma consolidated condensed
                  financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                      (E) as of a specified date not more than five days prior
                  to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or shareholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                      (F) for the period fro the date of the latest financial
                  statements included in the Offering Circular to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                  (v) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II

         Cross License Agreement, effective as of March 26, 1997, among Cell Genesys, Inc., Abgenix, Inc., Xenotech, L.P., Japan Tobacco, Inc. and GenPharm International, Inc.

         Evaluation and Commercialization Agreement dated as of February 25, 1999 among Medarex, Inc., GenPharm International, Inc. and GenMab (as amended).

         Collaboration Agreement dated as of June 1, 2000 among Medarex, Inc. and Biosite Diagnostics, Inc. (as amended).

         Collaboration and License Agreement, dated September 4, 2002, among Medarex, Genpharm International, Inc. and Kirin Brewery Co., Ltd.

                                      II-1